                                                                    Exhibit 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE

NATIONSBANK EARNINGS INCREASED 30%
IN SECOND QUARTER 1996

CHARLOTTE, NC, July 15, 1996 -- NationsBank second-quarter earnings of $605 million, or $2.00 per common share, demonstrated the company's momentum in producing consistent, outstanding financial performance.

"Our associates continue to be successful in harnessing the power of the NationsBank franchise," said Hugh L. McColl Jr., chairman and chief executive officer. "The focus on serving customers and reaching higher performance goals is paying off with excellent revenue growth. At the same time, the company continues to employ discipline in balance sheet management and in building capital levels to strengthen the foundation for future earnings growth."

Earnings Highlights (second quarter 1996 compared to second quarter 1995)
- -------------------
* Revenues (net interest income plus noninterest income) grew 21 percent to $2.5 billion
*    Efficiency ratio improved nearly 600 basis points to 55.6 percent
*    Net interest yield rose 43 basis points to 3.62 percent
*    Return on average common shareholders' equity increased 131 basis points to
     18.0 percent
* Capital ratios improved, with the equity to assets ratio rising to 7.29 percent from 6.25 percent
* Credit reserve levels remained strong as the allowance for credit losses equaled 1.85 percent of net loans, leases and factored accounts receivable

The second quarter's earnings of $605 million represented a 30-percent increase from the $467 million earned in the second quarter of 1995. Earnings per common share for the second quarter of 1996 rose 17 percent to $2.00, from $1.71 per common share in the second quarter of 1995. The return on common shareholders' equity rose to 18.0 percent in the second quarter of 1996, compared to 16.7 percent in the year-ago quarter.

Operating net income for the first six months of 1996 rose 31 percent to $1.20 billion, or $3.95 per common share. This compared to net income of $910 million, or $3.31 per common share, in the first six months of 1995.

Second quarter 1996 results include the impact of several acquisitions and loan securitizations completed primarily in 1996.

Net Interest Income
- -------------------
In the second quarter of 1996, average loans and leases grew 15 percent over year-earlier levels to $124 billion. This increase was driven by a 25-percent increase in average consumer loans and a 7-percent increase in non-real estate commercial loans. This loan growth, combined with the impact of balance sheet management initiatives, led to an 18-percent increase in net interest income on a taxable-equivalent basis to $1.6 billion in the second quarter 1996. The net interest yield improved 43 basis points to 3.62 percent from 3.19 percent in the second quarter 1995.

Noninterest Income
- ------------------
Noninterest income rose 26 percent to $917 million in the second quarter of 1996, reflecting the diverse fee-generating activities of the company. Higher levels of service fees, including mortgage servicing and investment banking, drove the year-over-year increase.

Efficiency
- ----------
Revenue growth sharply outpaced expense growth over the past year, improving the efficiency ratio to a record low of 55.6 percent, a 590-basis-point movement from 61.5 percent in the year-ago quarter.

Credit Quality
- --------------
Total nonperforming assets were $992 million on June 30, 1996, or .80 percent of net loans, leases and factored receivables and other real estate owned. This compared to .99 percent of net levels on June 30, 1995. The allowance for credit losses totaled $2.29 billion at June 30, 1996, equaling 268 percent of nonperforming loans, up from 239 percent at June 30, 1995. In the second quarter of 1996, net charge-offs were $157 million, including an $18-million charge for the bulk sale of $110 million of loans, primarily commercial real estate. Net charge-offs in the second quarter of 1996 equaled .50 percent of average net loans, leases and factored receivables, compared to .31 percent of average levels in the second quarter of 1995.

Capital Strength
- ----------------
Total shareholders' equity climbed to $14.0 billion on June 30, 1996, up 22 percent from levels one year ago. This represented 7.29 percent of period-end assets, compared to 6.25 percent at June 30, 1995. Book value per common share rose nine percent to $46.18 at the end of the second quarter 1996.

NationsBank Corporation is a bank holding company that provides financial products and services nationally and internationally to individuals, businesses, corporations, institutional investors and government agencies. Headquartered in Charlotte, N.C., NationsBank has a retail banking franchise in nine states and the District of Columbia. As of June 30, 1996, NationsBank had total assets of $192 billion.

NATIONSBANK CORPORATION FINANCIAL HIGHLIGHTS


                                        THREE MONTHS       SIX MONTHS
                                       ENDED JUNE 30      ENDED JUNE 30
                                       1996      1995     1996     1995
    FINANCIAL OPERATING SUMMARY
    (In millions except per-share data)

    Net income                         $605      $467   $1,195     $910
     Earnings per common share         2.00      1.71     3.95     3.31
     Fully diluted earnings
      per common share                 1.98      1.70     3.90     3.28
    Average common shares issued     300.462   271.717  300.370  274.053
    Average fully diluted common
     shares issued                   305.371   275.431  305.401  277.788
    Price per share of common
     stock at period end             $82.625   $53.625  $82.625  $53.625
    Common dividends paid               175       136      349      274
    Common dividends paid per share     .58       .50     1.16     1.00
    Preferred dividends paid              4         2        8        4

    OPERATING EARNINGS SUMMARY (Taxable-equivalent in millions)

    Net interest income              $1,611    $1,367   $3,195   $2,702
    Provision for credit losses        (155)      (70)    (310)    (140)
    Gains/(losses)on sales
     of securities                       (6)        4        8        5
    Noninterest income                  917       730    1,802    1,456
    Other real estate owned expense      (7)       (1)      (7)      (3)
    Other noninterest expense        (1,405)   (1,288)  (2,799)  (2,576)

    Income before income taxes          955       742    1,889    1,444
    Income taxes - including
     FTE adjustment*                    350       275      694      534
    Net income                         $605      $467   $1,195     $910

    *FTE adjustment                     $24       $31      $51      $59

    AVERAGE BALANCE SHEET SUMMARY (In billions)

    Loans and leases, net          $123.726  $107.924  $123.504 $105.886
    Securities held for investment    3.731    17.457     4.012   17.552
    Securities available for sale    18.328    10.730    20.662    9.238
    Total securities                 22.059    28.187    24.674   26.790
    Earning assets                  178.588   171.942   182.077  165.083
    Total assets                    202.796   194.302   205.707  185.955
    Noninterest-bearing deposits     24.601    21.077    23.905   20.533
    Interest-bearing deposits        85.387    79.492    84.542   79.397
    Total deposits                  109.988   100.569   108.447   99.930
    Shareholders' equity             13.552    11.213    13.348   11.202
    Common shareholders' equity      13.438    11.180    13.238   11.169


    OTHER OPERATING FINANCIAL DATA

    Net interest yield                 3.62%     3.19%    3.52%    3.30%
    Return on average assets           1.20       .96     1.17      .99
    Return on average common
     shareholders' equity             18.00     16.69    18.04    16.36
    Gross charge-offs (in millions)    $224      $140     $434     $274
    Net charge-offs (in millions)       157        83      312      166
     % of average loans, leases and
     factored accounts receivable, net  .50%      .31%     .50%     .31%
    Efficiency ratio                  55.57     61.47    56.00    61.97

    REPORTED RESULTS(Operating results including merger-related charge)

    Net income                         $605      $467   $1,118      $910
     Earning per common share          2.00      1.71     3.70      3.31
     Fully diluted earnings per
     common share                      1.98      1.70     3.65      3.28
    Return on average common
     shareholders' equity             18.00     16.69    16.87     16.36


                                                        JUNE 30
                                                    1996       1995
    BALANCE SHEET SUMMARY (In billions)

    Loans and leases, net                        $122.643  $109.802
    Securities held for investment                  3.304    14.452
    Securities available for sale                  15.806    12.563
    Total securities                               19.110    27.015
    Earning assets                                173.654   166.379
    Factored accounts receivable                    1.062     1.121
    Mortgage servicing rights                        .862      .667
    Goodwill, core deposit and
     other intangibles                              1.891     1.483
    Total assets                                  192.308   184.188
    Noninterest-bearing deposits                   24.242    22.098
    Interest-bearing deposits                      83.882    78.508
    Total deposits                                108.124   100.606
    Shareholders' equity                           14.025    11.504
    Common shareholders' equity                    13.905    11.465
     Per common share (not in billions)             46.18     42.49

    RISK-BASED CAPITAL
     Tier 1 capital                                $11.971    $9.804
     Tier 1 capital ratio                            7.58%     7.03%
     Total capital                                 $18.847   $15.205
     Total capital ratio                            11.93%    10.90%

    Leverage ratio                                   6.64%     5.65%

    Common shares issued (in millions)             301.083   269.812




    Allowance for credit losses                     $2.292   $2.164
    Allowance as % of net loans, leases
     and factored accounts receivable                1.85%    1.95%
    Allowance for credit losses
     as % of nonperforming loans                   268.34   239.09
    Nonperforming loans                              $.854    $.905
    Nonperforming assets                              .992    1.099
    Nonperforming assets as % of:
     Total assets                                     .52%     .60%
     Net loans, leases, factored accounts
      receivable and other real estate owned          .80%     .99%

    OTHER DATA

    Full-time equivalent headcount                 62,137    59,633
    Banking centers                                 1,948     1,855
    ATMs                                            3,333     2,200



    BUSINESS UNIT RESULTS - Three months ended June 30, 1996
    (in millions)

                                              Return on  Average Loans
                    Total Revenue  Net Income  Equity    and Leases,net

    General Bank     $1,795  71%    $412  68%    23%     $79,698  64%
    Global Finance      537  21      144  24     15       36,513  29
    Financial Services  187   7       41   7     14        8,001   6

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